UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

LANDMARK APARTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

(804) 237-1335

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 22, 2015, Landmark Apartment Trust, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) in connection with the proposed merger (the “Merger”) of the Company with and into Monument REIT Merger Sub, L.P. (“Merger Sub”), an entity owned by affiliates of Starwood Capital Group and Milestone Apartments Real Estate Investment Trust. At the Special Meeting, the Company’s stockholders were asked to consider and vote on the following matters: (1) a proposal to approve the Merger and the Agreement and Plan of Merger, dated as of October 22, 2015, as may be amended from time to time (the “Merger Agreement”), among the Company, Landmark Apartment Trust Holdings, LP, Monument Partners, L.L.C., Merger Sub and Monument Partnership Merger Sub, L.P. (the “Merger Proposal”), (2) a non-binding, advisory proposal to approve the compensation that will become payable to the Company’s executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”), and (3) a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger and the Merger Agreement (the “Adjournment Proposal”).

At the Special Meeting, the Company’s stockholders approved the Merger Proposal and the Merger-Related Compensation Proposal. Set forth below are the final voting results of each of the proposals. Because there were sufficient votes present to approve the Merger Proposal, the Adjournment Proposal was not submitted to a vote of the stockholders. Each of these proposals is described in further detail in the definitive proxy statement relating to the Special Meeting filed by the Company with the Securities and Exchange Commission on December 7, 2015.

As of December 2, 2015, the record date established for the Special Meeting, there were 37,564,488 shares of common stock, 7,628,285 shares of 8.75% Series D Cumulative Non-Convertible Preferred Stock (“Series D Preferred Stock”), 2,691,102 shares of 9.25% Series E Cumulative Non-Convertible Preferred Stock (“Series E Preferred Stock”, together with the Series D Preferred Stock, the “Preferred Stock”), zero shares of Series D Common Stock and zero shares of Series E Common Stock outstanding.

With respect to each of the proposals, only the holders of the shares of our outstanding common stock, Series D Preferred Stock and Series E Preferred Stock were entitled to vote thereon and, in each case, the holders of our shares of outstanding common stock and Preferred Stock voted together as a single class. The Company’s charter, as amended, provides for an upward adjustment to the number of shares of Preferred Stock deemed outstanding when holders of Preferred Stock vote together as a single class with holders of common stock. Since the record date, 5,582,726 shares of Series D Preferred Stock and 1,969,471 shares of Series E Preferred Stock were redeemed by the Company and were no longer outstanding as of the date of the Special Meeting and, therefore, were not entitled to vote at the Special Meeting and were not considered for purposes of determining the presence of a quorum at the Special Meeting. Therefore, as of the date of the Special Meeting, after giving effect to the redemption and the adjustment provisions in the Company’s governing documents as it pertains to the shares of Preferred Stock, there were a total of 42,782,096 shares of voting stock outstanding and entitled to vote on the proposals. The holders of 29,968,392.02 shares of voting stock were present at the Special Meeting, either in person or represented by proxy, constituting a quorum.

Proposal No. 1 – To approve the Merger and the Merger Agreement.

The Company’s stockholders approved the Merger Proposal, as set forth below:

For	Against	Abstentions
29,185,400.9	352,434.432	430,556.689

There were no broker non-votes with respect to Proposal 1.

Proposal No. 2 – Advisory Vote on Named Executive Officer Compensation in connection with the Merger.

The Company’s stockholders approved, on a non-binding, advisory basis, the Merger-Related Compensation Proposal, as set forth below:

For	Against	Abstentions
26,180,045.234	2,964,782.626	823,564.161

There were no broker non-votes with respect to Proposal 2.

Item 8.01. Other Events.

On January 22, 2016, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release of Landmark Apartment Trust, Inc. dated January 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK APARTMENT TRUST, INC.

January 22, 2016	/s/ Anthony E. Szydlowski
Anthony E. Szydlowski
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release of Landmark Apartment Trust, Inc., dated January 22, 2016